                                                                   EXHIBIT 10.17

                                 FIRST AMENDMENT

                  FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of February 10, 1999, among GOLDEN SKY HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Holdings"), GOLDEN SKY SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the Banks party hereto from time to time, PARIBAS (formerly known as Banque Paribas), as Syndication Agent, FLEET NATIONAL BANK, as Administrative Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :

                   WHEREAS, the Borrower, the Banks, the Agents and the Documentation Agent are parties to an Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998 (as amended, modified and supplemented to the date hereof, the "Credit Agreement"); and

                  WHEREAS, Golden Sky DBS, Inc., a corporation organized and existing under the laws of the State of Delaware and a direct Subsidiary of Holdings ("DBS"), desires to incur additional Indebtedness by issuing $193,100,000 of principal amount at maturity of senior discount notes with the proceeds of such notes to be contributed to the Borrower as equity.

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. The undersigned Banks hereby approve a reallocation of the Total Revolving Loan Commitment in a manner so that after giving effect to such reallocation the Revolving Loan Commitments of each of the Banks is as set forth on Schedule I, it being understood and agreed, however, that (i) no Bank's Revolving Loan Commitment may be increased without the consent of such Bank,
(ii) all such changes shall be effective on the First Amendment Effective Date (as defined below), (iii) promptly after any Bank's Revolving Loan Commitment is so changed, the Borrower shall deliver to such Bank, upon the surrender of such Bank's existing Revolving Note, a replacement Revolving Note in the amount of such Bank's Revolving Loan Commitment after giving effect to any increase thereof, (iv) any Bank not a Bank immediately prior to the First Amendment Effective Date shall receive a Revolving Note in the amount of such Bank's Revolving Loan Commitment and (v) Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with a revised Schedule I in the form of
Schedule I hereto; provided, that notwithstanding anything to the contrary contained in the Credit Agreement, in connection with any changes in the Revolving Loan Commitments of the Banks pursuant to this Section 1, the Borrower shall, in coordination with the Agents and the Banks, repay outstanding Revolving Loans of certain Banks and, if necessary, incur additional Revolving Loans from other Banks, in each case so that the Banks participate in each Borrowing of Revolving Loans pro rata on the basis of their Revolving Loan Commitments (after giving effect to this Amendment). It is hereby agreed that any breakage or similar costs of the type described in Section 1.11 of the Credit Agreement incurred by the Banks in connection with any repayment or reborrowing of Revolving Loans contemplated by this Section 1 shall be for the account of the Borrower. At the time of the reallocation of the Total Revolving Loan Commitment, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations by the Banks in such Letters of Credit and Unpaid Drawings to reflect the new Percentages of the Banks.

                  2. The first sentence of Section 2.01(a) of the Credit Agreement is hereby amended by deleting the phrase "for each day equal to 1/2 of 1% per annum" and inserting in lieu thereof the phrase "for each day equal to the Applicable Commitment Commission Percentage".

                  3. Section 2.03(e) is hereby amended by deleting the table appearing therein and inserting in lieu thereof the following new table:

Scheduled Revolving Loan Commitment Reduction Date                                  Amount
--------------------------------------------------                                  ------
                March 31, 2001                                                    $1,150,000
                June 30, 2001                                                     $1,150,000
                September 30, 2001                                                $1,150,000
                December 31, 2001                                                 $1,150,000
                March 31, 2002                                                    $3,450,000
                June 30, 2002                                                     $3,450,000
                September 30, 2002                                                $3,450,000
                December 31, 2002                                                 $3,450,000
                March 31, 2003                                                    $6,900,000
                June 30, 2003                                                     $6,900,000
                September 30, 2003                                                $6,900,000
                December 31, 2003                                                 $6,900,000
                March 31, 2004                                                    $8,625,000
                June 30, 2004                                                     $8,625,000
                September 30, 2004                                                $8,625,000
                December 31, 2004                                                 $8,625,000
                March 31, 2005                                                   $11,500,000
                June 30, 2005                                                    $11,500,000
                September 30, 2005                                               $11,500,000

                  4. Section 3.02(A)(c) is hereby amended by deleting the table appearing therein and inserting in lieu thereof the following new table:

Scheduled Term Loan Repayment Date                                              Amount
----------------------------------                                              ------
           March 31, 2002                                                       $87,500
           June 30, 2002                                                        $87,500
           September 30, 2002                                                   $87,500
           December 31, 2002                                                    $87,500
           March 31, 2003                                                       $87,500
           June 30, 2003                                                        $87,500
           September 30, 2003                                                   $87,500
           December 31, 2003                                                    $87,500
           March 31, 2004                                                       $87,500
           June 30, 2004                                                        $87,500
           September 30, 2004                                                   $87,500
           December 31, 2004                                                    $87,500
           March 31, 2005                                                       $87,500
           June 30, 2005                                                        $87,500
           September 30, 2005                                                   $87,500
           December 31, 2005                                                $33,687,500



                  5. Section 3.02(B)(a)(i)-(iii) is amended by deleting these sections in their entirety and inserting in lieu thereof the following new sections:

                  (i) first, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment) and Term Loans on a pro rata basis based on the aggregate principal amount of all Term Loans outstanding at such time and the aggregate principal amount of all Revolving Loans outstanding at such time;

                  (ii) second, to the extent that following the application of proceeds in accordance with clause (i) there remains Term Loans outstanding but no Revolving Loans, to prepay principal of outstanding Term Loans and cash collateralize Letter of Credit Outstandings by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Outstandings (with a corresponding reduction to the Total Revolving Loan Commitment) on a pro rata basis based on the aggregate Letter of Credit Outstandings at such time and the aggregate principal amount of all Term Loans outstanding at such time and, to the extent there are no Letter of Credit Outstandings, to repay all remaining outstanding Term Loans;

                  (iii) third, to the extent there are no remaining Term Loans outstanding, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment) and then to cash collateralize Letter of Credit Outstandings by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit

Outstandings (with a corresponding reduction to the Total Revolving Loan Commitment); and

                  (iv) fourth, to reduce the remaining (i.e., after giving effect all prior reductions thereto) Total Revolving Loan Commitment (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 3.02(B)(a)(iv) even though cash is not actually applied).

                  6. Section 3.02(B)(b)(I)(i) shall be amended by deleting the phrase "until the first anniversary of the Restatement Effective Date" and inserting in lieu thereof the phrase "until the first anniversary of the First Amendment Effective Date and thereafter if the ratio of Net Adjusted Consolidated Indebtedness as of the most recent fiscal quarter ending immediately prior to such mandatory prepayment to Annualized Consolidated EBITDA for such fiscal quarter shall be less than 6:1."

                  7. Section 3.02(B)(b)(I)(ii) of the Credit Agreement is hereby amended by deleting the phrase " after the first anniversary the Restatement Effective Date" and inserting in lieu thereof "after the first anniversary of the First Amendment Effective Date in the event the ratio of Net Adjusted Consolidated Indebtedness as of the most recent fiscal quarter ending immediately prior to such mandatory prepayment to Annualized Consolidated EBITDA for such fiscal quarter shall be greater than 6:1."

                  8. Section 3.02(B)(b)(II) is amended by inserting a period following the words "Revolving Loans" in lieu of the ";" appearing therein immediately prior to the proviso and deleting the rest of the sentence and inserting after the Section reference "Section 8.04(vii)" appearing therein the phrase "or Section 8.04(ix)".

                  9. Section 5.03 of the Credit Agreement shall be modified by replacing the amount of "$15,000,000" therein with the amount of "$30,000,000".

                  10. Section 7 of the Credit Agreement is hereby amended by inserting the following new Sections 7.19 and 7.20 at the end of said section:

                  "7.19 Updated Schedules to Credit Agreement. The updated schedules to the Credit Agreement delivered pursuant to Section 36 of the First Amendment are true and correct in all material respects as of the First Amendment Effective Date and accurately present in all material respects all information that was originally required to be scheduled pursuant to the relevant Credit Document on the Restatement Effective Date, but modified to reflect any changes thereto that occurred after the Restatement Effective Date and on or prior to the First Amendment Effective Date.

                  7.20 Corporate Separateness. DBS and the Borrower will take, and the Borrower will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of DBS including, without limitation, ensuring that all customary corporate formalities, including the maintenance of corporate records and holding regular meetings of shareholders and directors are followed.

No bank account of the Borrower or any of its Subsidiaries shall be commingled with any bank account of DBS. Any financial statements distributed to any creditors of DBS shall clearly establish the corporate separateness of DBS from the Borrower and its Subsidiaries. DBS shall not take any action, or conduct its affairs in a manner, which could result in the corporate existence of the Borrower or any of its Subsidiaries on the one hand and of DBS on the other hand being disregarded, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of DBS in a bankruptcy, reorganization or other insolvency proceeding."

                  11. Section 8.02 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (vi), deleting the period at the end of clause (vii) and inserting in lieu thereof a semicolon and the word "and" and adding a new clause as follows:

                  "(viii) the DBS Reorganization Transaction shall be permitted so long as it is effected in accordance with the definition thereof, all applicable law and Section 8.22."

                  12. Section 8.03 of the Credit Agreement is amended by deleting such section in its entirety and inserting in lieu thereof the following new section:

                      "8.03 Dividends. Holdings will not, nor will Holdings permit any of its Subsidiaries to, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (ii) Holdings may pay Dividends to its stockholders in an aggregate amount not to exceed $500,000 for the purpose of repurchasing stock held by such stockholders, (iii) proceeds from the Weary Key-Man Insurance may be applied to purchase all Holdings Capital Stock owned by Mr. Weary at the time of his death so long as such proceeds are permitted to be used for such repurchase in accordance with Section 3.02(A)(g) and are not required to be applied in accordance with Section 3.02(B), (iv) Holdings may pay Dividends (x) to its employees in the form of options convertible into Holdings Common Stock, (y) in the form of Seller Preferred Stock payable in connection with a Permitted Acquisition and (z) so long as there exists no Default or Event of Default, in the form of cash payable to any Person holding a minority interest (in the form of stock, partnership interest, membership interest or otherwise) in any Subsidiary of Holdings on or prior to the Restatement Effective Date for the purpose of purchasing such minority interest, (v) holders of warrants shall be permitted to effect the cashless exercise thereof, (vi) so long as there shall exist no Default or Event of Default, the Borrower may pay Dividends to DBS who shall be permitted to pay such Dividends to Holdings so long as immediately following such payment Holdings uses the proceeds thereof to make payments permitted pursuant to preceding clauses (ii), (iii) or (iv) (z) and if such payment is not immediately made then the proceeds of such Dividends shall be immediately recontributed to DBS who shall immediately recontribute such proceeds to the Borrower and (vii) the Borrower may pay Dividends to DBS to permit DBS to make required interest payments on Acceptable DBS Debt so long as
(x) such Dividends are paid within five Business Days of the date of a required interest payment with respect to the Acceptable DBS Debt and are applied to make such interest payments, (y) no such Dividends are paid prior to six months following the fifth anniversary of the original issuance date of the Acceptable DBS Debt and no Dividends are paid with respect to interest accrued prior to the fifth anniversary of the date of issuance of the Acceptable DBS Debt and (z) there shall exist both before and after such Dividend payment no Default or Event of Default.

                  13. Section 8.04 of the Credit Agreement shall be modified by
(x) deleting the "and" at the end of clause (vii), (y) inserting a semi-colon and the word "and" in lieu of the period at the end of clause (viii) and (z) adding as a new clause (ix) the following:

                  "(ix) Acceptable DBS Debt so long as at least $96,000,000 of the net proceeds therefrom are contributed on the date of receipt thereof as common equity to the Borrower, and the Borrower uses the proceeds received from such capital contribution to repay all outstanding Revolving Loans."

                  14. Section 8.05 of the Credit Agreement is hereby amended by
(x) deleting the word "and" at the end of clause (viii), (y) deleting the period at the end of clause (ix) at the end thereof and (z) inserting in lieu thereof a semicolon and the word "and" and inserting the following new clause:

                  "(x) Holdings may make equity contributions to the Borrower."

                  15. Section 8.07(a) of the Credit Agreement shall be modified by deleting clause (ii) and inserting in lieu thereof the following new clause:

                           "(ii) $5  million in the case of fiscal  year 1999
and  fiscal  year 2000 and $3 million thereafter."

                  16. Section 8.08 of the Credit Agreement shall be modified by deleting the table therein and inserting in lieu thereof the following table:

       Fiscal Quarter
            Ended                                                       Amount
       --------------                                                   ------
     March 31, 1999                                                        $900
     June 30, 1999                                                         $900
     September 30, 1999                                                    $900
     December 31, 1999                                                     $900
     March 31, 2000                                                        $800
     June 30, 2000                                                         $800
     September 30, 2000                                                    $800
     December 31, 2000                                                     $800
     March 31, 2001                                                        $700
     June 30, 2001                                                         $700
     September 30, 2001                                                    $700
     December 31, 2001                                                     $700
     March 31, 2002 and thereafter                                         $600

                  17. Section 8.09 of the Credit Agreement shall be modified by deleting the table therein and inserting in lieu thereof the following table:

       Fiscal Quarter
            Ended                                                       Amount
       --------------                                                   ------
     March 31, 1999                                                        $500
     June 30, 1999                                                         $450
     September 30, 1999                                                    $450
     December 31, 1999                                                     $450
     March 31, 2000                                                        $400
     June 30, 2000                                                         $400
     September 30, 2000                                                    $400
     December 31, 2000                                                     $400
     March 31, 2001                                                        $350
     June 30, 2001                                                         $350
     September 30, 2001                                                    $350
     December 31, 2001                                                     $350
     March 31, 2002 and thereafter                                         $300


                  18. Section 8.10 of the Credit Agreement shall be amended by deleting the section in its entirety and inserting in lieu thereof the following new section:

                  "8.10 Gross Subscriber Acquisition Costs and Maximum Permitted Churn Rate. (a) Holdings will cause the Borrower not to permit, and the Borrower will not permit, the Gross Subscriber Acquisition Cost for any fiscal quarter ending after the First Amendment Effective Date and prior to March 31, 2002 to exceed an amount equal to $325.00.

         (b) Holdings will cause the Borrower not to permit, and the Borrower will not permit the Annualized Churn Rate for any fiscal quarter ending after the First Amendment Effective Date and prior to March 31, 2002 to exceed 12.0%."

                  19. Section 8.11 of the Credit Agreement, shall be amended by replacing the date "June 30, 2000" therein with the date "March 31, 2002".

                  20. Section 8.12 of the Credit Agreement shall be modified by deleting the table therein and the phrase "on a date set forth below to be less than the ratio set forth opposite such date:" and inserting in lieu thereof "on or after March 31, 1999 and on or prior to December 31, 2001 to be less than 2.00x."

                  21. Section 8.13 of the Credit Agreement shall be modified by deleting the table therein and inserting in lieu thereof the following table:

        Fiscal Quarter
               Ended                                                        Ratio
        ---------------                                                     -----
        March 31, 2002                                                      1.25x
        June 30, 2002                                                       1.25x
        September 30, 2002                                                  1.50x
        December 31, 2002                                                   1.50x
        March 31, 2003                                                      1.75x
        June 30, 2003                                                       1.75x
        September 30, 2003                                                  2.00x
        December 31, 2003                                                   2.00x
        March 31, 2004                                                      1.25x
        June 30, 2004                                                       1.25x
        September 30, 2004                                                  1.25x
        December 31, 2004                                                   1.25x
        Thereafter                                                          1.50x


                  22. Section 8.14 of the Credit Agreement shall be modified by deleting the text commencing with "(i)" and ending with the second table therein and inserting in lieu thereof the following table:

        Fiscal Quarter
             Ended                                                        Ratio
        ---------------                                                   -----
        March 31, 1999                                                      8.50x
        June 30, 1999                                                       8.00x
        September 30, 1999                                                  7.50x
        December 31, 1999                                                   7.00x
        March 31, 2000                                                      6.50x
        June 30, 2000                                                       6.00x
        September 30, 2000                                                  5.50x
        December 31, 2000                                                   5.00x
        March 31, 2001                                                      4.50x
        June 30, 2001                                                       4.00x


                  23. Section 8.15 of the Credit Agreement shall be modified by deleting the text commencing with "(i)" and ending with the second table appearing therein and inserting in lieu thereof the following table:

       Fiscal Quarter
            Ended                                                          Ratio
       --------------                                                      -----
       March 31, 1999                                                      4.00x
       June 30, 1999                                                       3.75x
       September 30, 1999                                                  3.50x
       December 31, 1999                                                   3.25x
       March 31, 2000                                                      3.00x
       June 30, 2000 through                                               3.00x
            June 30, 2001

                  24. Section 8.16 of the Credit Agreement shall be modified by deleting the text commencing with "(i)" and ending with the second table appearing therein and inserting in lieu thereof the following table:

       Fiscal Quarter
           Ended                                                        Ratio
       --------------                                                   -----
    September 30, 2001                                                  8.50x
    December 31, 2001                                                   8.00x
    March 31, 2002                                                      7.00x
    June 30, 2002                                                       7.00x
    September 30, 2002                                                  6.00x
    December 31, 2002                                                   6.00x
    March 31, 2003                                                      5.00x
    June 30, 2003                                                       5.00x
    September 30, 2003                                                  5.00x
    December 31, 2003                                                   5.00x
    March 31, 2004                                                      4.00x
    June 30, 2004                                                       4.00x
    September 30, 2004                                                  4.00x
    December 31, 2004                                                   4.00x
    March 31, 2005 and thereafter                                       3.50x


                  25. Section 8.17 of the Credit Agreement shall be modified by deleting the second table appearing therein and inserting in lieu thereof the following table:

   Fiscal Quarter Ended                                                Ratio
   --------------------                                                -----
   September 30, 2001                                                  5.00x
   December 31, 2001                                                   5.00x
   March 31, 2002                                                      3.50x
   June 30, 2002                                                       3.50x
   September 30, 2002                                                  3.50x
   December 31, 2002                                                   3.50x
   March 31, 2003                                                      2.00x
   June 30, 2003                                                       2.00x
   September 30, 2003                                                  2.00x
   December 31, 2003                                                   2.00x
   Thereafter                                                          1.50x

                  26. Section 8.18 of the Credit Agreement is amended by inserting after any reference to the phrase "Section 8.04(vii)" the phrase "or
Section 8.04(ix)".

                  27. Section 8.19 of the Credit Agreement is hereby amended by inserting after the words "the other Credit Documents" appearing in clause (y) thereof the words ", or the Acceptable Subordinated Debt Documents".

                  28. Section 8.20 of the Credit Agreement is hereby amended by inserting the following new sentence immediately preceding the last sentence of
Section 8.20(a):

                  "DBS shall be permitted to issue common stock to Holdings on or prior to the First Amendment Effective Date."

                  29. Section 8.21 of the Credit Agreement is amended by deleting the Section in its entirety and inserting in lieu thereof the following new Section:

                  "Section 8.21 Business. Neither Holdings nor DBS will engage in any business or hold any assets other than common stock of DBS, in the case of Holdings, and common stock of the Borrower, in the case of DBS and DBS shall be permitted to issue the Acceptable DBS Debt in accordance with the Acceptable DBS Debt Documents so long as the proceeds therefrom are applied in accordance with Section 8.04(ix). Neither Holdings nor DBS will permit any of its Subsidiaries to engage (directly or indirectly) in any business other than the Permitted Business and the MDU Business so long as, with respect to engaging in the MDU Business, (i) the aggregate amount spent by the Borrower and its Subsidiaries in connection with the MDU Business (whether capital expenditures, operating expenses, Subscriber Acquisition Costs, call center costs or any other amounts of any type and collectively referred to as "MDU Investments") shall not exceed during the period commencing on the Restatement Effective Date and ending on the date on which there shall be no remaining Obligations or Commitments under this Agreement $10,000,000, without giving effect to any write-offs or write-downs with respect thereto and (ii) at the time thereof and after giving effect thereto, there is no Default or Event of Default."

                  30. Section 8.22 of the Credit Agreement shall be amended by inserting the number "(I)" immediately following the words "except that" appearing therein and adding the following clause (II) after the words "applicable Security Documents" appearing therein:

"(II) the DBS Reorganization Transaction may be effected so long as (w) Holdings shall have delivered to the Collateral Agent, as Pledgee, under the Holdings Pledge Agreement all of the pledged securities referred to in the Holdings Pledge Agreement obtained in connection with the DBS Reorganization Transaction, together with executed and undated irrevocable stock powers with respect to such Pledged Securities, (x) DBS shall have executed and delivered the applicable Pledge Agreement and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities referred to in such Pledge Agreement, including without limitation, all securities of the Borrower, together with executed and undated irrevocable stock powers with respect to the Pledged Securities and (y) DBS shall have executed and delivered a guarantee agreement, in form and substance satisfactory to the Agents providing for the guarantee of DBS of all Obligations and all indebtedness under each Interest Rate Protection or Other Hedging Agreement."

                  31. Section 10; Definitions: The following definitions in Section 10 of the Credit Agreement are amended as set forth below:

                  (a) The definition of "Adjusted Consolidated Senior Indebtedness" shall be amended by inserting after the words "Acceptable Subordinated Debt" appearing therein the words "or Acceptable DBS Debt, in each case to the extent included in Adjusted Consolidated Indebtedness".

                  (b) The definition of "Applicable Base Rate Margin" shall be amended by (x) deleting the number "2.25" and inserting the number "2.50" in lieu thereof and (y) by deleting the number "2.50" and inserting the number "2.75" in lieu thereof.

                  (c) The definition of "Applicable Eurodollar Rate Margin" shall be amended by (x) deleting the number "3.50" and inserting the number "3.75" in lieu thereof and (y) by deleting the number "3.75" and inserting the number "4.0" in lieu thereof.

                  (d) The definition of "Borrowing Base" shall be amended by deleting clause (y) and inserting in lieu thereof the following phrase "$900 until and including December 31, 1999, and $800 thereafter".

                  (e) The definition of "Consolidated EBIT" shall be amended by inserting the word "cash" immediately after the word "before".

                  (f) The definition of "Consolidated Interest Expense" shall be amended by inserting the word "cash" immediately after the phrase "total consolidated".

                  (g) The definition of "Dividend" shall be amended by inserting "(x)" after the word "include" appearing in the last sentence of the definition thereof and inserting the following phrase after the words "foregoing purposes":

                  "and (y) all cash payments made or required to be made by such person in accordance with any Tax Sharing Agreement or any other tax sharing agreement or similar agreement or otherwise in respect of taxes".

                  (h) The definition of "Documents" shall be amended to read in its entirety as follows:


                  "Documents" shall mean the Credit Documents, the Acceptable Subordinated Debt Documents, the Acceptable DBS Debt Documents and the material documents entered into in connection with any Permitted Acquisition.

                  (i) The definition of "Excess Cash Flow Payment Date" shall be amended by replacing the year "2000" therein with the year "2001".

                  (j) The definition of "Excess Cash Flow Recapture Percentage" shall be amended by (x) inserting a period after "75%" and (y) deleting the rest of the clause after "75%" thereof.

                  (k) The definition of "Net Adjusted
Consolidated Indebtedness" shall be amended by inserting immediately following the words "Cash Interest Reserves" the phrase "minus unrestricted cash balances of the Borrower in excess of $5 million minus (except for purposes of determining the Leverage Reduction Discount) that portion of Consolidated Indebtedness consisting of Acceptable DBS Debt".

                  (l) The definition of "Net Subscriber Acquisition Cost" shall be deleted in its entirety.

                  (m) The definition of "Net Subscribers" shall be deleted in its entirety.

                  (n) The definition of "Permitted Acquisition" shall be amended by inserting immediately following the phrase "Acceptable Subordinated Debt," the phrase "Acceptable DBS Debt,"

                  (o) The definition of "Revolving Loan Maturity Date" shall be amended by deleting the date "June 30, 2004" appearing therein and replacing the same with "September 30, 2005".

                  (p) The definition of "Term Loan Maturity Date" shall be amended by deleting the date "March 31, 2005" appearing therein and replacing the same with "December 31, 2005".

                  32. Additional Definitions: Section 10 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

                  "Acceptable DBS Debt" shall mean unsecured, subordinated notes issued by DBS on one date on or prior to the First Amendment Effective Date and which are not guaranteed by any Person, with respect to which DBS receives gross proceeds in an amount not to exceed $115,000,000 and net proceeds of at least $96,000,000 on terms and conditions (including without limitation interest rates, limitations on cash interest payable, redemption provisions, maturity date, subordination provisions, covenants and events of default (it being understood that the terms and conditions in the preliminary offering memorandum are acceptable) and, in any event, shall include an agreement by the holders of Acceptable DBS Debt whereby they acknowledge they have no claim against the assets of the Borrower or any of its Subsidiaries and that they will not, in any fashion, seek to cause the assets of the Borrower or any of its Subsidiaries to be substantively consolidated with those of DBS nor take any action to cause, nor permit the assets of the Borrower or any of its Subsidiaries from being made available to satisfy any obligations with respect to the Acceptable DBS Debt (except through Dividends permitted in accordance with Section 8.03(vii))) acceptable to, and in form and substance satisfactory to, the Required Banks.

                  "Acceptable DBS Debt Documents" shall mean the indenture or similar document pursuant to which the Acceptable DBS Debt is issued and all related documents, including without limitation, the preliminary offering memorandum, the final offering memorandum, the purchase agreement or underwriting agreement with respect thereto, the registration rights agreement, and all related documents, all of which shall be in form and substance satisfactory to the Required Banks.

                  "Annualized Churn Rate" shall mean the number of disconnected subscribers for the trailing six months divided by the Average Subscribers for the trailing six months."

                  "Applicable Commitment Commission Percentage" shall mean a percentage per annum equal to (i) 1.25% in the event that at any time during the applicable quarter for which the Commitment Commission is being calculated, the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings is less than $38,333,333, (ii) .875% in the event that at any time during the applicable quarter for which the Commitment Commission is being calculated, the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings is greater than $38,333,333 but less than $76,666,666 or (iii) .50% in the event that at any time during the applicable quarter for which the Commitment Commission is being determined, the aggregate outstanding principle amount of Revolving Loans plus Letter of Credit Outstandings is greater than $76,666,666.

                  "Average Subscribers" shall mean for any period the number of subscribers of the Borrower and its Subsidiaries at the beginning of such period plus the number of subscribers of the Borrower and its Subsidiaries at the end of such period, divided by two.

                  "DBS" shall mean Golden Sky DBS, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  "DBS Reorganization Transaction" shall mean the reorganization transaction of Holdings, DBS and the Borrower pursuant to which Holdings exchanges (whether by exchange agreement, merger, capital contribution or otherwise) its interests in the Borrower for equivalent interests in DBS.

                  "DBS Reorganization Transaction Document" shall mean all documents entered into or delivered in connection with the DBS Reorganization Transaction".

                  "First Amendment" shall mean the First Amendment to this Agreement dated as of February 10, 1999.

                  "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

                  "Gross Subscribers" shall mean for any period the number of new DirecTV subscribers of the Borrower or any of its Subsidiaries added (excluding DirecTV subscribers acquired through Permitted Acquisitions and excluding subscribers to the MDU Business) added during such period.

                  "Gross Subscriber Acquisition Costs" shall mean for any period the product of (x) Subscriber Acquisition Costs for such period divided by (y) Gross Subscribers for such period.

                  33. In order to induce the Banks to enter into this Amendment and the transactions contemplated, the Borrower hereby represents and warrants that (i) no Default or Event of Default shall exist and (ii) all of the representations, warranties and agreements contained in the Credit Documents shall be true and correct in all material respects, in each case on the First Amendment Effective Date (as defined below), both before and after giving effect to this Amendment.

                  34. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  35. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agents.

                  36. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  37. This Amendment shall become effective on the date (the "First Amendment Effective Date") when (i) each Credit Party, the Agents and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office, (ii) the Borrower shall have delivered to the Administrative Agent updated Schedules
(VII), (IX), (X), (XI) and (XII) to the Credit Agreement, Annexes A, B, C, D, E, F and G to the Security Agreement and Annexes A and B to each of the Partnership Pledge Agreement, the Holdings Pledge Agreement and the Borrower/Subsidiary Pledge Agreement, in each case modified to reflect any changes thereto which occurred on or prior to the First Amendment Effective Date, (iii) the Agents shall have received from Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Holdings and its Subsidiaries addressed to the Agents and the Banks and dated the First Amendment Effective Date covering the matters set forth on Exhibit F to the Credit Agreement before giving effect to this First Amendment and such other matters incident to the transactions contemplated herein as the Agents may request, which in any event shall include opinions relating to the issuance of the Acceptable DBS Debt, (iv) the Agents shall have received from counsel delivering such opinions, reliance letters with respect to all legal opinions delivered in connection with the issuance of the Acceptable DBS Debt, (v) each Bank shall have received from the Borrower a cash fee in an amount equal to 0.50% of the amount of such Bank's outstanding Term Loans and Revolving Loan Commitment, in each case as in effect on the First Amendment Effective Date (after giving effect to this Amendment), (vi) the Borrower shall have paid all fees and expenses then owing to the Banks (including, without limitation, legal fees and expenses), (vii) the Agents shall have received true and correct copies of the DBS Reorganization Transaction Documents in form and substance satisfactory to the Agents, (viii) the DBS Reorganization Transaction shall have been consummated in accordance with all applicable law and the DBS Reorganization Transaction Documents, (ix) the Acceptable DBS Debt shall have been issued in accordance with the Acceptable DBS Debt Documents and at least $96 million dollars of the net proceeds therefrom shall have been contributed as common equity to the Borrower, and the Borrower shall have used the proceeds therefrom to repay all outstanding Revolving Loans and (x) the Total Revolving Loan Commitment, after giving effect to this First Amendment, shall be $115,000,000.

                  38. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                                     GOLDEN SKY HOLDINGS, INC.


                                     By: /s/ John R. Hager
                                         ---------------------------------------
                                         Title: Chief Financial Officer


                                     GOLDEN SKY SYSTEMS, INC.


                                     By: /s/ John R. Hager
                                         ---------------------------------------
                                         Title: Chief Financial Officer


                                     PARIBAS,
                                         Individually and as Syndication Agent
                                         and Managing Agent


                                     By: /s/ Errol Antzis
                                         ---------------------------------------
                                         Title: Managing Director


                                     By: /s/ Salo Aizenberg
                                         ---------------------------------------
                                         Title: Vice President


                                     FLEET NATIONAL BANK,
                                        Individually and as Administrative Agent and Managing Agent


                                     By: /s/ Chris Swindell
                                         ---------------------------------------
                                         Title: Vice President

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION,
                                         Individually and as Documentation Agent


                                      By: /s/ Mark F. Mylon
                                         ---------------------------------------
                                          Title: Manager- Operations


                                      PAMCO CAYMEN LTD.
                                      By:  HIGHLAND CAPITAL MANAGEMENT, L.P.,
                                           as Collateral Manager


                                      By: /s/ Mark K. Okada
                                         ---------------------------------------
                                          Title: Executive Vice President


                                      PAM CAPITAL FUNDING, L.P.
                                      By:  HIGHLAND CAPITAL MANAGEMENT, L.P.
                                           as Collateral Manager


                                      By: /s/ Mark K. Okada
                                         ---------------------------------------
                                          Title: Executive Vice President


                                      STATE STREET BANK AND TRUST COMPANY


                                      By: /s/ Hamilton H. Wood
                                         ---------------------------------------
                                          Title: Vice President


                                      UNION BANK OF CALIFORNIA


                                      By: /s/ Lena M. Bryant
                                         ---------------------------------------
                                          Title: Assistant Vice President

                                      IBJ WHITEHALL FINANCIAL GROUP


                                      By: /s/ David Thalman
                                         ---------------------------------------
                                          Title: Director


                                      FREMONT FINANCIAL CORPORATION


                                      By: /s/ Maria Chachere
                                         ---------------------------------------
                                          Title: Vice President


                                      MERRILL LYNCH CAPITAL CORP.


                                      By: /s/ Jack Lucid
                                         ---------------------------------------
                                          Title: Vice President


                                      NATIONSBANK, N.A.


                                      By: /s/ Chris Barton
                                         ---------------------------------------
                                          Title: Vice President


                                      DLJ CAPITAL FUNDING, INC.


                                      By: /s/ Wendy La Mantia
                                         ---------------------------------------
                                          Title: Assistant Vice President

The undersigned hereby
acknowledge and consent
to the execution of the foregoing
amendment and transactions provided
for herein.


GOLDEN SKY HOLDINGS, INC.


By: /s/ John R. Hager
    ---------------------------------------
    Title: Chief Financial Officer

GOLDEN SKY SYSTEMS, INC.


By: /s/ John R. Hager
    ---------------------------------------
    Title: Chief Financial Officer


ARGOS SUPPORT SERVICES COMPANY


By: /s/ John R. Hager
    ---------------------------------------
    Title: Chief Financial Officer

PRIMEWATCH, INC.


By: /s/ John R. Hager
    ---------------------------------------
    Title: Chief Financial Officer

                                   SCHEDULE I


                   BANK                  REVOLVER               TERM LOAN                TOTAL
          ------------------------ ---------------------- ---------------------- -----------------------
          Fleet National Bank             $17,527,777.77          $2,472,222.23          $20,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Paribas                         $17,527,777.78          $2,472,222.22          $20,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          GE Capital Corp.                $17,527,777.78          $2,472,222.22          $20,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Highland Capital          $               0.00         $20,000,000.00          $20,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Union Bank                      $15,000,000.00   $               0.00          $15,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Fremont Financial               $11,500,000.00          $3,500,000.00          $15,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          State Street Bank                $7,666,666.67          $2,333,333.33          $10,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          IBJ Whitehall                    $5,750,000.00          $1,750,000.00           $7,500,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Merrill Lynch                   $13,026,000.00    $              0.00          $13,026,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          NationsBanc Montgomery           $5,921,000.00    $              0.00           $5,921,000.00
          ------------------------ ---------------------- ---------------------- -----------------------
          Donaldson, Lufkin &              $3,553,000.00    $              0.00           $3,553,000.00
          Jenrette
          ------------------------ ---------------------- ---------------------- -----------------------

          Totals:                        $115,000,000.00         $35,000,000.00         $150,000,000.00
          ------------------------ ---------------------- ---------------------- -----------------------